ARTICLES OF AMENDMENT


            DREYFUS INVESTMENT GRADE BOND FUNDS, INC., a Maryland corporation having its principal office in the State of Maryland in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

            FIRST: The charter of the Corporation is hereby amended by redesignating Dreyfus Yield Advantage Fund as Dreyfus Premier Yield Advantage Fund and Dreyfus Short Term Income Fund as Dreyfus Premier Short Term Income Fund and by redesignating the issued and unissued shares of Dreyfus Yield Advantage Fund and Dreyfus Short Term Income Fund as Dreyfus Premier Yield Advantage Fund--Class D Common Stock and Dreyfus Premier Short Term Income Fund--Class D Common Stock, respectively.

            SECOND: The foregoing amendments to the charter of the Corporation were approved by a majority of the entire Board of Directors; the foregoing amendments are limited to changes expressly permitted by Section 2-605 of Subtitle 6 of Title II of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation.

            IN WITNESS WHEREOF, Dreyfus Investment Grade Bond Funds, Inc. has caused this instrument to be signed in its name and on its behalf by its Vice President who acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief the matters and facts set forth in these Articles with respect to the authorization and approval of the amendment of the Corporation's charter are true in all material respects, and that this statement is made under the penalties of perjury.

                                          DREYFUS INVESTMENT GRADE BOND
                                                FUNDS, INC.



                                          By:
                                             ---------------------------------
                                             Mark N. Jacobs
                                             Vice President

WITNESS:



--------------------------------
Michael A. Rosenberg
Secretary